UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2016

ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Medical Officer

On March 7, 2016, the Board of Directors (the “Board”) of Anthera Pharmaceuticals, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. James Pennington to serve as the Company’s Interim Chief Medical Officer, effective April 1, 2016.

Dr. Pennington, 73, joined Anthera in 2007 as Executive Vice President and Chief Medical Officer and transitioned to Senior Research Fellow in 2010.  Prior to joining Anthera, Dr. Pennington served as Executive Vice President and Chief Medical Officer of CoTherix where he oversaw the approval of Ventavis®.  He previously served as Chief Medical Officer of InterMune as well as in a variety of positions at early stage biotech companies and large global pharmaceutical companies, including Alpha Therapeutic Corporation, Shaman Pharmaceuticals, Inc. and Bayer Corporation. Dr. Pennington spent 12 years as a member of the Harvard Medical School faculty.  Dr. Pennington holds a B.A. from the University of Oregon (summa cum laude) and an M.D. from the University of Oregon Medical School (summa cum laude) and is Board Certified in internal medicine and infectious diseases.

There are (a) no understandings or arrangements between Dr. Pennington and any other person pursuant to which he was appointed as Interim Chief Medical Officer of the Company and (b) Dr. Pennington has no material interest in any transaction or proposed transaction in which the Company is or is to be a party.  Dr. Pennington has no family relationship with any director or executive officer of the Company.

In connection with Dr. Pennington’s appointment, the Company entered into an offer letter with Dr. Pennington and granted Dr. Pennington an option to purchase 45,000 shares of the Company’s common stock under the Company’s 2013 Stock Option and Incentive Plan.  The option will vest monthly over six months.  Pursuant to the offer letter, Dr. Pennington’s base salary will be $360,000 per annum. Dr. Pennington is also eligible for a discretionary bonus target of up to 35% of his base salary during the period he serves as the Company’s Interim Chief Medical Officer based on certain performance goals, to be determined in the sole discretion of the Company.

Resignation of Chief Medical Officer

On March 7, 2016, Dr. Colin Hislop tendered his letter of resignation from the role of Senior Vice President, Chief Medical Officer, effective April 1, 2016.

A copy of the press release announcing Dr. Pennington’s appointment and Dr. Hislop’s resignation is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2016	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Senior Vice President, Finance and Administration

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 7, 2016